EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-1972 and File No. 333-05771) of Everest Re Group, Ltd. of our report dated February 14, 2001 relating to the financial statements and financial statement schedules, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
March 14, 2001